SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [ X ]
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Check the appropriate box:
[     ]    Preliminary Proxy Statement
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[ X ]    Definitive Proxy Statement
[     ]    Definitive Additional Materials
[     ]    Soliciting Material Pursuant toss. 240.14a-12

MADE2MANAGE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[GRAPHIC OMITTED]

Made2Manage Systems, Inc.
450 E. 96th Street, Suite 300
Indianapolis, IN 46240

March 14, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company"), which will be held at the offices of Made2Manage Systems, Inc., 450 E. 96th Street, Suite 300, Indianapolis, IN 46240 on Tuesday, April 22, 2003, at 8:30 a.m. (Eastern Standard Time).

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. After careful consideration, the Company’s Board of Directors has unanimously approved the proposal set forth in the Proxy Statement and recommends that you vote for such proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by notifying the secretary of the meeting and voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ David B. Wortman

David B. Wortman
Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

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MADE2MANAGE SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2003

The 2003 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company") will be held at the offices of Made2Manage Systems, Inc., 450 E. 96th Street, Suite 300, Indianapolis, Indiana 46240 on Tuesday, April 22, 2003, at 8:30 a.m. (Eastern Standard Time).

Only shareholders of record at the close of business on March 1, 2003, are entitled to notice of and to vote at the meeting. At the meeting we will vote on:

1.    The election of Directors to serve until the 2004 Annual Meeting of Shareholders; and
2.    Such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends that you vote for the proposal described in this Proxy Statement.

The Company’s 2002 Annual Report for the fiscal year ended December 31, 2002, has been mailed concurrently with the mailing of this Notice of Annual Meeting of Shareholders and Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The 2002 Annual Report is not incorporated into the Proxy Statement and is not considered proxy soliciting material.

By Order of the Board of Directors,

/s/ Traci M. Dolan

Traci M. Dolan
Secretary
March 14, 2003

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MADE2MANAGE SYSTEMS, INC.
2003 PROXY STATEMENT

Annual Meeting of Shareholders

April 22, 2003

Made2Manage Systems, Inc.
450 E. 96th Street, Suite 300
Indianapolis, IN 46240

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MADE2MANAGE SYSTEMS, INC.
2003 PROXY STATEMENT
TABLE OF CONTENTS

ANNUAL MEETING INFORMATION	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote?	1
What am I voting on?	1
What is the Board of Directors' recommendation?	1
What vote is required to approve each item?	2
What constitutes a quorum?	2
How do I vote?	2
Can I change my vote?	2
How many shares can vote?	2
How will voting on any other business be conducted?	3
Who can attend the meeting?	3
How much did this proxy solicitation cost?	3

STOCK OWNERSHIP	4
Who are the largest owners of the Company's stock?	4
How much stock do the Company's directors and executive officers own?	5

PROPOSAL 1 - ELECTION OF DIRECTORS	6
General	6
Meetings of the Board of Directors	6
Compensation of Directors	6
Committees of the Board of Directors	6
Nominees for Director	7
Vote Required	9

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10

LEGAL PROCEEDINGS	10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10

EXECUTIVE COMPENSATION	11
Summary Compensation Table	11
Option Grants in Last Fiscal Year	12
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year end Option Values	13
Change of Control Agreements	13

– i –

COMPENSATION COMMITTEE REPORT	14
General Compensation Policy	14
Base Salary	14
Annual Cash Bonuses	14
Long-term Incentive Compensation	15
Benefits	15
Ceo Compensation	15
Tax Limitation	16

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	16

AUDIT COMMITTEE REPORT	17

COMPARATIVE PERFORMANCE GRAPH	18

INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS	19

AUDIT FEES	19

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING	19

OTHER BUSINESS	20

– ii –

MADE2MANAGE SYSTEMS, INC.
2003 PROXY STATEMENT

ANNUAL MEETING INFORMATION

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Made2Manage Systems, Inc. (the “Company”), for the 2003 Annual Meeting of Shareholders to be held at the principal offices of the Company at 450 E. 96th Street, Suite 300, Indianapolis, IN 46240 on Tuesday, April 22, 2003 at 8:30 a.m. (Eastern Standard Time). Mailing of this proxy statement and the accompanying form of proxy will first be sent to security holders on or about March 14, 2003.

What is the purpose of the Annual Meeting?

At the Company’s Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company’s management will report on the performance of the Company during fiscal 2002 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 1, 2003, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (the “Common Stock”) that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What am I voting on?

You are asked to elect nominees to serve on the Board of Directors for the next year (see pages 6-9).

What is the Board of Directors' recommendation?

The Board of Directors unanimously recommends a vote FOR election of the nominated slate of directors.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

At the record date, directors and executive officers of the Company directly or indirectly own an aggregate of 155,200 shares of Common Stock (not including shares of Common Stock issuable upon exercise of outstanding stock options). This represents 3.1% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. These directors and executive officers have indicated to the Company that each intends to vote all shares of Common Stock that they own or control in favor of the proposal described herein. The Company’s directors and executive officers do not own or control a sufficient number of shares to dictate approval of a proposal.

What vote is required to approve each item?

The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect a nominee to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You should follow the instructions included with your proxy card, and your vote will be cast as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote?

Yes. You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request of the secretary of the Company meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

How many shares can vote?

The record date for determining those shareholders who are entitled to notice of and to vote at the Annual Meeting is March 1, 2003. At the close of business on the record date, the Company had 4,931,592 outstanding shares of Common Stock, no par value, the only class of stock entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder as of the close of business on March 1, 2003.

If a shareholder has specified a choice on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposal described in the Notice of Annual Meeting of Shareholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2003 Annual Meeting other than the proposal described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to David B. Wortman, the Company’s President and Chief Executive Officer, Traci M. Dolan, the Company’s Corporate Secretary, or Katherine L. Kinder, the Company’s Assistant Corporate Secretary, to vote on your behalf on such matters. The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:00 a.m. Each shareholder may be asked to present valid picture identification, such as driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 1, 2003, and check in at the registration desk at the meeting.

How much did this proxy solicitation cost?

The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or facsimile. The total cost of the proxy solicitation is less than $15,000.

STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

Based on information reported to the Company or filed with the Securities and Exchange Commission on Schedules 13D or 13G as of March 1, 2003, the beneficial owners of more than 5% of the Company’s Common Stock are as follows:

                                                   Number of Shares         Percent of
                                                    of Common Stock        Common Stock
Name                                              Beneficially Owned       Outstanding
----                                              -------------------      ------------
Granite Ventures LLC (1)..........................       548,706               11.1%
AWM Investment Company, Inc. (2)..................       511,800               10.4%
Dimensional Fund Advisors, Inc. (3)...............       328,700                6.7%
KeyCorp (4).......................................       309,600                6.3%

(1)
Consists of 414,414 shares of Common Stock owned by H&Q London Ventures and 134,292 shares of Common Stock owned by Hambrecht & Quist California. The address of the aforementioned entities is 550 Mission Street, San Francisco, CA 94105.

(2)
Consists of 402,600 shares of Common Stock owned by Special Situations Fund III, L.P. and 109,200 shares of Common Stock owned by Special Situations Cayman Fund, L.P. The address of the aforementioned entities is 153 East 53rd Street, 55th Floor, New York, NY 10022.

(3)	The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(4)	The address for KeyCorp is 127 Public Square, Cleveland, OH 44144.

How much stock do the Company's directors and executive officers own?

The following table shows the amount of Common Stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and the directors, nominees for director, and executive officers of the Company as a group as of March 1, 2003.

                                                            Number of Shares     Percent of
                                                             of Common Stock    Common Stock
Name(1)(2)                                                Beneficially Owned    Outstanding(1)
-----------                                               ------------------    --------------
Michael P. Cullinane (3)...................................        40,000              *
Timothy A. Davenport (4)...................................        10,000              *
Richard G. Halperin (3)....................................        52,900            1.1%
Rudolf J. Herrmann (4).....................................        10,400              *
David B. Wortman (5).......................................       445,395            8.3%
Traci M. Dolan (6).........................................        75,311            1.5%
Gary W. Rush (7)...........................................       194,043            3.8%
Joseph S. Swern (8)........................................       132,934            2.6%
D. Kirk Loncar (9).........................................             0              *
All directors and executive officers as a group (10).......       960,983           16.3%

*	Less than 1% of outstanding Common Stock.
(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Total outstanding shares of common stock as of March 1, 2003 were 4,931,592.

(2)	The business address of all directors and executive officers effective April 1, 2003, is in care of Made2Manage Systems, Inc., 450 E. 96th Street, Suite 300, Indianapolis, IN 46240.
(3)	Includes 40,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(4)	Includes 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(5)	Includes 339,995 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(6)	Includes 72,811 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(7)	Includes 170,043 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(8)	Includes 122,934 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.
(9)	Mr. Loncar's employment with the Company terminated in September 2002.
(10)	Includes 805,783 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2003.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

The business of the Company is managed under the direction of a Board of Directors currently consisting of five directors: Michael P. Cullinane, Timothy A. Davenport, Richard G. Halperin, Rudolf J. Herrmann and David B. Wortman. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. Except for David B. Wortman, the Board of Directors is not involved in the management or supervision of the day-to-day operations of the Company. The Board of Directors is kept advised of the Company's business at regularly scheduled meetings and through regular reports and discussions with the Company's executive officers between meetings.

Meetings of the Board of Directors

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met for four regularly scheduled meetings and one special meeting during the Company's fiscal year ended December 31, 2002. No current director, while he was an elected director, failed to attend at least 75% of those meetings plus any committee meetings of the Board of Directors of which he was a member.

Compensation of Directors

The Company paid each non-employee director ("Independent Director") $3,750 per quarter plus expenses for service as a director. In addition, pursuant to the Made2Manage Systems, Inc. 1999 Stock Option Plan (the "Stock Option Plan"), each Independent Director receives a stock option to purchase 5,000 shares of Common Stock on the date of election to the Board of Directors and a stock option to purchase 5,000 shares of Common Stock each year thereafter so long as he or she is a director. Unless otherwise established by the Board, each option granted to an Independent Director is fully exercisable on the effective date of grant.

During 2002, Messrs. Cullinane, Halperin and Herrmann each received stock options to purchase 5,000 shares at an exercise price of $3.29 per share. Mr. Davenport received stock options to purchase 5,000 shares at an exercise price of $5.94 per share.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee.

•
The Audit Committee reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. Members of the Audit Committee are independent as defined by rule 4200 (a) (15) of the National Association of Securities Dealers listing standards. The Audit Committee met three times during 2002. Additionally, it met with the Company's independent auditors prior to the Company's filing on Form 10-Q for each of the first three quarters in 2002. The Board of Directors of the Company has adopted a written charter for the Audit Committee. A copy of the written charter is attached to the 2001 Proxy Statement of the Company.

•
The Compensation Committee reviews and approves the compensation and benefits to be provided to the Company's executive officers, reviews general policy matters related to employee compensation and benefits, and administers the Company's Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met two times during 2002.

The Company does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Company's Board of Directors as a whole.

Nominees for Director

Messrs. Cullinane, Davenport, Halperin, Herrmann and Wortman, each of whom currently serves as a director of the Company, have been nominated for re-election at the Company's Annual Meeting. If appointed, these individuals will serve for one year or until a successor is duly qualified and elected. The Company's Bylaws require a minimum of three (3) directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Michael P. Cullinane, age 53
Executive Vice President and Chief Financial Officer, divine, inc.
Member of the Board of Directors since July 1998
Chairman of the Audit Committee and Member of the Compensation Committee

Mr. Cullinane is executive vice president, chief financial officer and one of the founders of divine inc. (Nasdaq: DVIN), a Chicago-based software and services company. At divine, Mr. Cullinane oversees the company's financial functions, including treasury, finance and accounting. In addition, Mr. Cullinane manages legal, investor relations, human resources and real estate. Prior to joining divine, Mr. Cullinane was the executive vice president and chief financial officer of PLATINUM technology inc., a $1 billion provider of information technology management software and services. Mr. Cullinane helped lead the growth of PLATINUM from a startup company to the eighth-largest software corporation in the world. Prior to joining PLATINUM, Mr. Cullinane served as chief financial officer and vice president of corporate operations for DBMS Inc., an international software enterprise named as one of the fastest-growing companies in the U.S. by Inc. magazine. Mr. Cullinane serves on the board of Vasco Data Security International Inc. (NASDAQ: VDSI). Mr. Cullinane holds a B.S. in accounting from the University of Notre Dame.

Timothy A. Davenport, age 46, retired
Former President and Chief Executive Officer, Best Software, Inc.
Member of the Board of Directors since April 2002
Chairman of the Compensation Committee and Member of the Audit Committee

Until the company's acquisition by the Sage Group plc in February 2000, Mr. Davenport served as president, chief executive officer and a director of Best Software Inc. since May 1995. Beginning in May 1999, Mr. Davenport also became chairman of the company. Prior to his tenure at Best Software, Mr. Davenport served as vice president, developer tools group, and vice president, graphics division, for Lotus Development Corporation from 1987 to 1995. Currently, Mr. Davenport serves as a director for Vastera Corporation (Nasdaq: VAST) since February 2000, Softrax Corporation since April 2000 and Icode Inc. since October 2002. Mr. Davenport also has served as a director of AXENT Technologies Inc. from April 1998 to August 2000 when the company was acquired by Symantec Corporation. Mr. Davenport holds a B.A. degree in economics from Harvard College and an M.B.A from Harvard Business School.

Richard G. Halperin, age 54, retired
Former Chief Executive Officer, Coherent Networks International, Inc.
Member of the Board of Directors since July 1998
Member of the Compensation Committee

Mr. Halperin was chief executive officer of Coherent Networks International Inc. until 1999. Previously, Mr. Halperin was chief executive officer of Smart Maps, International, a GIS software company specializing in the utility and telecom industries. Mr. Halperin also served as chief executive officer to JBA International, a unit of JBA Holdings, a global ERP software company based in the United Kingdom. Under Mr. Halperin's leadership, JBA grew its revenues 50 percent each year and had a successful public offering in 1994. Prior to his tenure at JBA, Mr. Halperin was senior vice president of XL/DATACOMP, a subsidiary of Storage Technology, served as vice president of sales and services for System Software Associates, and spent nine years at IBM specializing in MRP systems. Mr. Halperin graduated from Northwestern University with a B.S. degree in business administration.

Rudolf J. Herrmann, age 52, retired
Former President and Chief Executive Officer, Dover Resources, Inc.
Member of the Board of Directors since July 2002
Member of the Audit Committee

Mr. Herrmann is a former president and chief executive officer of Dover Resources Inc., a $900-million, wholly-owned subsidiary of the publicly held Dover Corporation. He became associated with Dover through its 1988 acquisition of Texas Hydraulics, a Temple, Texas-based manufacturer of hydraulic cylinders where he was then president. In 1993, Mr. Herrmann was named CEO of Dover Resources, which more than doubled in size under his leadership until he retired in 2002. Mr. Herrmann is a Fellow at the Institute of Industrial Engineers. He also serves as a board member and member of the Executive Committee of Goodwill Industries of Tulsa. In addition, Mr. Herrmann has supported the quality of education at Iowa State as a member of the Industrial and Manufacturing Systems Engineering Departmental Advisory Council. In 1998, Mr. Herrmann received a Professional Achievement Citation in Engineering award from Iowa State University. He was elected a Governor of the Iowa State University Foundation in 2000. Mr. Herrmann holds an M.B.A. from the Harvard Business School and a B.S. in industrial engineering from Iowa State University.

David B. Wortman, age 51
Chairman, President and Chief Executive Officer, Made2Manage Systems, Inc.
Member of the Board of Directors since January 1994

Mr. Wortman joined Made2Manage Systems Inc. in September 1993 as senior vice president. He has served as president and chief executive officer and a director since January 1994, and as chairman of the board since April 2000. Prior to joining Made2Manage Systems, Mr. Wortman held a succession of senior executive positions and served as a director of Pritsker Corporation, a computer software company he co-founded in 1973. Mr. Wortman is a director of Walker Information, Inc. He also serves on various public service boards that foster the growth of technology in the state of Indiana, including the 21st Century Research and Technology Fund and TechPoint. He is a past president of the Indiana Information Technology Association (INITA) and the Institute of Industrial Engineers. Mr. Wortman holds B.S. and M.S. degrees in industrial engineering from Purdue University.

Vote Required

Each nominee receiving the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Company's nominees named above. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Company's Board of Directors unanimously recommends a vote "FOR" the nominees listed herein, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings.

Based solely on a review of copies of reports filed by the Reporting Persons pursuant to Section 16(a) of the Exchange Act, the Company believes that all Reporting Persons complied with all Section 16(a) requirements in the fiscal year ended December 31, 2002.

LEGAL PROCEEDINGS

No director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In fiscal 2002, the Company was not party to any transaction or series of similar transactions (nor are there any currently proposed transactions or series of similar transactions contemplated involving the Company) in which the amount involved is in excess of $60,000 and in which any director, executive officer or holder of more than five percent of the Company's Common Stock (or any immediate family member of the forgoing) has or will have a direct or indirect material interest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total annual compensation paid to, or for the account of, the Chief Executive Officer of the Company and the Company's three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2002 and one additional individual who would have been included but for the fact that he was not serving as an executive officer of the Company on December 31, 2002 (collectively, the "Named Executive Officers").

                                                                              Long-term
                                                                            Compensation
                                                 Annual Compensation        ------------
                                          -------------------------------   Option Awards     All Other
Name and Principal Position                  Year      Salary      Bonus    (# of Shares)    Compensation(1)
---------------------------               ---------   --------    -------   --------------------------------
David B. Wortman........................     2002     $245,000    $     0     150,000      $   11,087
   Chairman of the Board,                    2001      245,000          0      95,000          15,569
   President and Chief Executive Officer     2000      225,000          0      60,000           2,598

Traci M. Dolan..........................     2002      168,000          0      60,000           4,845
   Vice President, Finance and               2001      168,000     15,556      45,000           4,028
   Administration, Chief Financial Officer   2000      128,513          0      45,000           1,892

Gary W. Rush............................     2002      163,000          0      45,000           4,711
   Vice President, Sales                     2001      163,000          0      20,000           3,764
                                             2000      155,000          0      25,000           2,598

Joseph S. Swern.........................     2002      160,000          0      30,000           4,630
   Vice President, Service and Support       2001      160,000          0      20,000           4,900
                                             2000      152,000          0      25,000           2,598

D. Kirk Loncar (2)......................     2002      141,667          0      60,000          77,154
   Former Senior Vice President, Sales       2001      200,000     14,833      45,000           8,862
                                             2000      117,522          0      70,000          86,552

(1)
Consists of Company matching contributions to the Company’s 401(k) Savings Plan, life and disability insurance premiums, sales incentive trip, pay for unused vacation time, severance pay, relocation compensation and computer purchase benefit.

(2)	Mr. Loncar’s employment with the Company terminated in September 2002. Accordingly, severance pay of $58,333 and unused vacation time of $9,230 are included in his other compensation for 2002.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options during 2002 to each of the Named Executive Officers.

                                                                                                  Potential
                                                                                                  Realizable
                                                                                               Value at Assumed
                                   Number of   % of Total                                    Annual Rates of Stock
                                  Securities     Options                                     Price Appreciation for
                                  Underlying   Granted to     Exercise                          Option Term (3)
                                    Options     Employees      Price          Expiration    -----------------------
                                  Granted (1)    in Year     ($/Share)(2)        Date          5%             10%
                                 ------------  ----------    ------------     ----------    ---------       ------
David B. Wortman.................  150,000        20.8%        $6.06            1/28/12     $571,665   $1,448,712
Traci M. Dolan...................   60,000         8.3          6.06            1/28/12      228,666      579,485
Gary W. Rush.....................   45,000         6.2          6.06            1/28/12      171,500      434,614
Joseph S. Swern..................   30,000         4.2          6.06            1/28/12      114,333      289,742
D. Kirk Loncar...................   60,000         8.3          6.06            1/28/12      228,666      579,485

(1)
Options granted under the Company’s Stock Option Plan become exercisable over a four-year period, 25% on the first anniversary of the date of grant and 1/48 of the total each month thereafter, with vesting subject to the employee’s continued employment. The exercise of the options may be accelerated in the event of certain occurrences including the sale of the Company.

(2)
All options were granted at fair market value as determined by the average of the closing bid and ask prices as reported by the Nasdaq Stock Market on the day of grant. The exercise price may in some cases be paid by delivery of other shares or by offset of the shares subject to the options.

(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth certain information concerning the Named Executive Officers’ options exercises in 2002 and exercisable and unexercisable stock options held at December 31, 2002.

                                                             Securities Underlying          Value of Unexercised
                                Shares                         Unexercised Options           In-The-Money Options
                               Acquired                       at December 31, 2002          at December 31, 2002(2)
                                  on          Value        ----------------------------    ---------------------------
                               Exercise      Realized(1)   Exercisable    Unexercisable    Exercisable   Unexercisable
                               --------      -----------   -----------    -------------    -----------   -------------

David B. Wortman...........        0        $    0           287,810        222,190           $25,150     $22,251
Traci M. Dolan.............        0             0            50,312         99,688            12,587      12,313
Gary W. Rush...............        0             0           151,581         65,419             9,338       6,542
Joseph S. Swern............        0             0           109,081         50,419            21,788       6,542
D. Kirk Loncar.............    4,582         1,833                 0              0                 0           0

(1)	Based on the fair market value of the Company’s Common Stock on the date of exercise, less the exercise price payable for such shares.
(2)	Based on the closing price as reported on The Nasdaq Stock Market® for December 31, 2002, of $3.54 per share less the per share exercise price.

Change of Control Agreements

The Company’s Board of Directors has approved the Made2Manage Executive Salary Continuation Plan (the “Salary Continuation Plan”). Pursuant to the terms of the Salary Continuation Plan, the Company has entered into agreements with Mr. Wortman and each of the Vice Presidents of the Company pursuant to which each of them will receive certain severance payments in the event their employment with the Company is terminated within twelve months of a change in control or ownership of the Company. Per the Salary Continuation Plan, participants in the Salary Continuation Plan would be entitled to a continuation of salary for a period ranging from six to eighteen months.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has the exclusive authority to establish the base salary of the Chief Executive Officer (the “CEO”) and the executive officers of the Company and to administer the Company’s Stock Option Plan. In addition, the Committee has the responsibility for approving the individual bonus programs for the CEO and the other executive officers each fiscal year.

For the 2002 fiscal year, the process utilized by the Compensation Committee in determining executive compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee were compensation data disclosing executive compensation programs in place at similar companies and the recommendations of the Company’s CEO.

General Compensation Policy

The Company’s primary objective is to maximize shareholder value. This objective requires the Company to develop, market and sell superior products and services to customers in order to generate earnings. The Compensation Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon the Company’s overall performance, their individual contributions to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as individual performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

Annual Cash Bonuses

The Company maintains annual cash incentive bonus programs to reward executive officers for attaining defined performance goals. In setting performance targets, the Compensation Committee considered the Company’s historical performance and expectations related to operating results. For the executive officers, bonuses are based completely or primarily on Company-wide performance related to pre-tax operating results.

Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets established for objectives.

Long-term Incentive Compensation

During 2002, the Compensation Committee, in its discretion, granted options to the executive officers under the Stock Option Plan. Generally, a grant is made in the year an officer commences employment. Additional grants are typically made in subsequent years. Generally, the size of the initial grant and each subsequent grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion and, for subsequent grants, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion.

Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date). The option vests in periodic installments, generally over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

Benefits

Benefits offered to the Company’s executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death and are the same as those offered to all the Company’s regular employees.

The Company has established a tax-qualified cash or deferred profit sharing plan (the “401(k) Savings Plan”) covering all of the Company’s eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. In 2002 the Company provided a matching contribution under the 401(k) Savings Plan of 37.5% of the first 6% of an employee’s annual compensation contributed. The 401(k) Savings Plan is designed to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by the Company to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in Company selected diversified and money-market investments based on the election of each employee.

CEO Compensation

The annual base salary for Mr. Wortman, the Company’s Chairman of the Board, President and CEO, was established by the Compensation Committee as of January 2002. The Compensation Committee’s decision regarding Mr. Wortman’s salary was made primarily on the basis of Mr. Wortman’s personal performance of his duties and gave consideration to compensation survey information of similar companies.

The cash incentive component of Mr. Wortman’s fiscal year compensation was entirely dependent upon the Company’s financial performance and provided no dollar guarantees. Cash incentives paid to Mr. Wortman are based on the Company’s financial performance in the previous year relative to established financial targets. Mr.Wortman did not receive a bonus in 2002. An option grant was made to Mr.Wortman during the 2002 fiscal year and was intended to create an incentive for Mr.Wortman to take actions to increase the value of the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company’s Common Stock over the option term.

Tax Limitation

As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Since it is not expected that the compensation to be paid to the Company’s executive officers for the 2003 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

2002 Compensation Committee

Timothy A. Davenport, Chairman of the Compensation Committee
Michael P. Cullinane
Richard C. Halperin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in January 1997. The current members of the Compensation Committee are Messrs. Cullinane, Davenport and Halperin. None of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless otherwise stated.

The Audit Committee has: (i) reviewed and discussed the Company’s audited financial statements for the year ending December 31, 2002 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements; and (iii) received and discussed with the Company’s independent accountants the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) which related to the accountant’s independence from the Company. Based on the review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2002 for filing with the SEC.

2002 Audit Committee

Michael P. Cullinane, Chairman of the Audit Committee
Timothy A. Davenport
Rudolf J. Herrmann

COMPARATIVE PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s Common Stock during the period from the Company’s initial public offering on December 19, 1997 through December 31, 2002, with the cumulative total return on the Nasdaq Stock Market - U.S. Companies Index (the “Nasdaq U.S. Index”) and Nasdaq Computer and Data Processing Services Stocks (the “Computer Index”). The comparison assumes $100.00 was invested in the Company’s Common Stock and in each of the indices and assumes any dividends were reinvested.

[GRAPHIC OMITTED]

Index Description               12/31/97     12/31/98     12/31/99      12/31/00     12/31/01      12/31/02
-----------------               --------     --------     --------      --------     --------      --------
Made2Manage Systems, Inc.       $100.00       $196.68      $105.78      $ 25.65       $ 48.26      $ 46.81
Nasdaq U.S. Index               $100.00       $140.99      $261.48      $157.42       $124.89      $ 86.33
SIC Code 737 Index              $100.00       $178.39      $392.44      $180.62       $145.44      $100.28

INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS

The firm of PricewaterhouseCoopers LLP has audited the accounts of the Company since 1988. In addition, the firm has rendered other services during that time. The Board of Directors has not yet selected an accounting firm for fiscal year 2003 but, consistent with prior practice, anticipates making such selection during the second quarter of 2003.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services are summarized as follows:

                                              2002            2001
                                          ------------     -----------
                 Audit                    $    90,500      $    72,600
                 Audit Related                  8,250            8,050
                 Tax                           77,058           68,933
                 All Other                          0                0
                                          -----------      -----------
                 Total                    $   175,808      $   149,583
                                          ===========      ===========

Audit fees include the audit of the Company’s financial statements for fiscal years 2002 and 2001 and the reviews of interim financial statements included in the Company’s Form 10-Q for those years. Audit related fees primarily reflect the audits of the Company’s 401(k) Savings Plan. Tax fees include the preparation of the Company’s tax returns and consultation on various other tax matters. There were no other services rendered by PricewaterhouseCoopers LLP in fiscal years 2002 and 2001, other than the services described above. In engaging PricewaterhouseCoopers LLP for services other than audit services as described above, the Audit Committee considered and concluded that the provisions of these services were in compliance with maintaining PricewaterhouseCoopers LLP’s independence.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

An eligible shareholder who desires to have a qualified proposal considered for inclusion in the Proxy Statement prepared in connection with the Company’s 2004 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company’s principal executive offices, no later than November 15, 2003. To submit a proposal, a shareholder must comply with the procedures prescribed in SEC Rule 14a-8, must have been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

OTHER BUSINESS

The Board of Directors knows of no business that will come before the Annual Meeting for action, apart from the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, as to any such business matters that properly come before the meeting, the persons designated as proxies in the enclosed proxy will have discretionary authority to act in their best judgment.